Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Allegiance Bancshares, Inc. on Form S-4 of our report dated March 9, 2018 on the consolidated financial statements of Allegiance Bancshares, Inc. appearing in the Annual Report on Form 10-K of Allegiance Bancshares, Inc., for the year ended December 31, 2017 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Dallas, Texas

June 22, 2018